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                                                                    EXHIBIT 23.2




      [Letterhead of McDonnell, Boehnen, Hulbert & Berghoff Appears Here]


                                 March 30, 1998




Hybridon, Inc.
629 Memorial Drive
Cambridge, Massachusetts 02139


     Re: Hybridon, Inc. -- Annual Report on Form 10-K


Dear Sirs:


McDonnell, Boehnen, Hulbert & Berghoff hereby consents to the reference to our firm under the section "Business -- Patents, Trade Secrets and Licenses" in the Hybridon, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.



                                             Yours very truly,


                                             /s/ Paul H. Berghoff
                                             ---------------------------------
                                             Paul H. Berghoff